Exhibit 10.19

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

MASTER SERVICES AGREEMENT

This Master Services Agreement (“MSA”) is effective as of the date of the last signature on the signature page hereto (the “Effective Date”) by and between Starry, Inc. (“Starry”) and Abside Networks, Inc. (“Contractor”). Starry and Contractor may sometimes be referred to individually as a “Party” and collectively as the “Parties”. In consideration of the mutual promises and representations, warranties and covenants contained in this MSA, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

1.    SCOPE OF AGREEMENT.

(a)

Services. Contractor will provide services to Starry (the “Services”) specified in a written Statement of Work (“SOW”) signed by both parties. The term “Agreement” means this MSA together with any SOWs, Change Orders or Purchase Orders (each as defined below) entered into hereunder.

(b)

Statements of Work. To request Services from Contractor, Starry will issue a SOW to Contractor describing the Services that Contractor is obligated to furnish to Starry, including all expected specifications, requirements and deliverables, and the timelines for provision of the Services. When issued, such Statements of Work are non-binding, negotiable offers and are subject to their express terms. Such offers become a binding SOW only after Starry and Contractor have mutually agreed to all material terms and conditions concerning the requested Services, including without limitation, the fees payable to contractor for the Services (the “SOW Fees”) and the schedule for completion.

(c)

Acceptance of Services. Each SOW shall describe the acceptance criteria and/or testing for the Services (“Acceptance Criteria”) and the completion criteria to signify completion of each phase of a project, if necessary. Starry shall review, evaluate and/or test to its reasonable satisfaction the Services within the applicable time period allocated and set forth in a SOW or as otherwise agreed by the Parties (with respect to each item, the “Acceptance Period”) to determine in its sole discretion whether or not such item satisfies the applicable Acceptance Criteria and conforms with the Documentation”). The date on which an item is acknowledged by Starry in writing to be in conformity with the Acceptance Criteria is referred to as the “Acceptance Date”. Contractor acknowledges and agrees that satisfaction of the applicable Acceptance Criteria is a condition precedent to Starry’s payment obligations hereunder. Further, any payment by Starry prior to the Acceptance Date shall not constitute Starry’s acceptance of such Services.

(d)

Change Orders. Either Party may request changes to a SOW after it becomes binding, provided that a Change Order prepared in substantial accordance with Exhibit A hereto, is approved in writing by both Parties before it is effective. An email explicitly acknowledging approval of the Change Order from a program manager, executive sponsor or other party authorized to approve such changes under the SOW (an “Authorized Signatory”) shall constitute a writing for these purposes. A Change Order must contain: (i) a description of the change in Services; (ii) the change, if any, in the SOW Fees; and (iii) the change, if any, in the schedule for performance of the Services. Upon approval of a Change Order in writing by both Parties, Starry will issue a separate Purchase Order covering new or revised Services as provided in the accepted Change Order.

(e)

Order of Precedence. In the event of any conflict or ambiguity between any terms of this MSA and a SOW or Change Order, the terms of this MSA will prevail. Notwithstanding the foregoing, a term in a SOW or Change Order will be given precedence over a conflicting term in this MSA if: (i) if the term in the SOW or Change Order specifically identifies the terms of the MSA that the parties intend to be preempted; (ii) this MSA specifies that a term or term(s) of the SOW controls; and (iii) the SOW or Change Order is signed or acknowledged via email, as applicable, by a duly authorized representative of both Starry and Contractor. No parol agreement of whatsoever nature entered into between Company’s representative or representatives and Contractor shall ever be deemed to alter or affect the provisions of this MSA.

2.    COMPENSATION AND PAYMENT.

(a)

Invoicing. Starry will pay Contractor only the amounts specified in each SOW or PO. Unless a SOW specifies alternative payment terms, Contractor will invoice Starry for all Services monthly in arrears, and Company will pay Contractor within [***] following the later of Company acceptance of the Services, milestone or deliverable or the receipt of a correct invoice. Company will not pay for work performed prior to the execution of an SOW or issuance of a PO unless Company agrees in writing (via email or a separate written agreement) to pay for such work.

(b)

Expenses. Starry has no obligation to reimburse Contractor for travel expenses under this Agreement. Starry will only reimburse Contractor for actual travel and other out-of-pocket expenses if the expenses are expressly authorized in writing in the SOW, charged to a credit card, reasonably incurred, fully documented, promptly submitted and invoiced in accordance with this Agreement.

3.    SUBCONTRACTORS. Contractor shall not utilize any subcontractor or agent to perform any of Contractor’s obligations hereunder without first obtaining Starry’s written consent. Email from an Authorized Signatory explicitly approving use of a subcontractor is considered written consent. Contractor shall ensure that any subcontractor or agent it utilizes to perform any of its obligations hereunder complies with the terms of this MSA, and, notwithstanding anything to the contrary in this MSA, Contractor shall be responsible for any breach of any of the terms of this MSA by any of its subcontractors or agents. Nothing in this MSA shall create any contractual relationship between Starry and any subcontractor, or any obligation on the part of Starry to pay or to see the payment of any monies due any subcontractor.

4.    TIME. Time limits stated in this MSA or any SOW, Change Order, or Purchase Order are of the essence. If the Services are delayed by an act, omission, or neglect of Starry or any separate contractor or third Party engaged by Starry, or by changes in the Services agreed to by Starry, and not caused by an act or omission of Contractor or any of its permitted subcontractors, then any dates specified for performance by Contractor in the SOW shall be reasonably extended. Notwithstanding the foregoing, if Contractor has not satisfactorily completed the Services on or before the date specified in the SOW or Change Order, Starry shall be entitled to withhold payment of milestone payments for such Services until such Services are satisfactorily completed and accepted in accordance with the terms of the SOW or Change Order. If Contractor is unable to satisfactorily complete the Services on or within thirty (30) days of the date specified for performance of the Services in the SOW, Starry may, at its sole option, terminate the applicable SOW without any recourse or liability in connection therewith, upon written notice to Contractor within sixty (60) days of such failure to deliver, or Starry may extend the time in which Contractor may satisfactorily complete the Services. In the event of such termination, neither Party shall be liable for damages arising out of the failure to perform, other than any accrued amounts owed. The termination or expiration of a SOW will not affect Work being completed under one or more separate SOWs.

5.     INTELLECTUAL PROPERTY RIGHTS.

(a)	Definitions

i.

“Intellectual Property” means all (a) patents, patent applications, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, Internet domain names, and registrations and applications for the registration thereof together with all of the good will associated therewith, (c) copyrights and copyrightable works (including computer programs and mask works) and registrations and applications thereof, (d) trade secrets, know-how and other confidential information, (e) waivable or assignable rights of publicity, waivable or assignable moral rights, and (f) all other forms of intellectual property, such as data and databases.

ii.

“Work Product” means any works of authorship in any form of expression including, without limitation, manuals and software, created by Contractor or Contractor Personnel under or related to this Agreement, including any form of Intellectual Property or software (or components or code thereof) so delivered or provided by Contractor for Starry in connection with the Services.

iii.

“Contractor Tools” means the materials, information, trade secrets, generic programming codes and segments, algorithms, methodologies, processes, tools, data, documents, notes, programming techniques, reusable objects, routines, formulae and templates that (a) are specifically identified as Contractor Tools and excluded from the scope of work made for hire in a SOW; and (b) were developed prior to and independently of the Work Product.

iv.

“Full License” means a nonexclusive, royalty-free, perpetual, irrevocable, transferrable, worldwide license to use, reproduce, modify, display, perform, sublicense and distribute a Party’s Intellectual Property (or portions thereof).

v.

“Non-Compete License” means a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to use, reproduce, modify, display, perform, sublicense and distribute a Party’s Intellectual Property, provided that the Intellectual Property may not be used in a manner that competes with any products or services offered by the owner of the Intellectual Property as of the effective date of the applicable SOW.

(b)

Work Made for Hire. Contractor agrees that the Work Product (but excluding the Contractor Tools) is “work made for hire” within the meaning of the Copyright Act of 1976 (as amended from time to time) and that the Work Product shall be the sole property of Starry

(c)

Assignment. As a precaution against the event that any Work Product, or any element or component thereof, is by operation of law not considered to be a work made for hire, and to ensure the complete and absolute vesting of all rights, title, interests and Intellectual Property rights therein and thereto exclusively in Starry, Contractor hereby unconditionally and irrevocably transfers, conveys, assigns, sets over, and quitclaims to Starry and its successors and assigns all rights, title, and interests of every kind and nature, including, without limitation, all Intellectual Property rights, and every other proprietary right (including all renewal and extension rights with respect thereto) which Contractor or its personnel may have or hereafter acquire in the Work Product, or any improvement thereof, or any element or component of any of the foregoing, whether created by Contractor, Starry, or a third Party. To the extent that moral rights or any other Intellectual Property right or interest cannot be assigned under applicable law, Contractor hereby waives, to the maximum extent permitted by law, such rights and interests and consents to any action of Starry or Starry’s successors, licensees, or assigns that would violate such rights and interests.

(d)

Use of Contractor Tools. If Contractor incorporates or intends to incorporate Contractor Tools into any Work Product: (a) Contractor will identify such Contractor Tools in the applicable SOW before incorporating it into any Work Product; and (b) Contractor will grant Starry a Full License to use the Contractor Tools.

(e)	Third Party Software.

i.	Definitions.

1.

“Third Party Software” means any software, including object code, binary code, source code, firmware, microcode, drivers, libraries, routines, subroutines or other code, application programming interfaces and software development kits, all whether commercial, open source or freeware, and any documentation or other material related to such software provided by a third party.

2.	“Permitted Third Party Software” means Third Party Software approved for use by Starry under a SOW.

3.	“Restricted Third Party Software” means all Third Party Software that is not Permitted Third Party Software.

ii.

Use of Third Party Software. Contractor may incorporate Permitted Third Party Software in the Work Product, provided that Contractor shall, if requested by Starry, provide documentation of the applicable license terms, including completed copyright statements or dedications to the public domain, for all Permitted Third Party Software. If Contractor wants to incorporate Restricted Third Party Software in the Work Product, Contractor must collect the license and proposed usage information for the Third Party Software and provide it to Starry for review and approval. Starry may request additional information from Contractor regarding the proposed use of Restricted Third Party Software prior to approval or rejection of the use of the Restricted Third Party Software.

(f)

Revocation of License for Breach. Either Party may revoke any Intellectual Property license granted under this Agreement or a SOW in the event of a breach of Sections 2, 4, 5, 6, 7 or 15 of this Agreement by the other Party, if such breach is not cured within ninety (90) days following the breaching party’s receipt of written notice of such breach from the other Party, provided that the Parties agree to negotiate in good faith regarding the terms of a continuing Intellectual Property license prior to revocation of the license.

6.    CONTRACTOR WARRANTIES

(a)	General Services and Deliverables Warranty.

i.

Contractor warrants that (i) Services will be provided in a workmanlike manner to the best of Contractor’s ability and in an effective, timely, professional and workmanlike manner in accordance with the highest applicable industry standards and practices, (ii) Contractor Personnel will have the requisite experience, skills, knowledge, training and education to perform Services in a professional manner and in accordance with this Agreement and SOWs, (iii) all information provided by Contractor to Starry regarding Contractor Personnel will be truthful and accurate and not omit any material information regarding Contractor Personnel’s suitability to perform work for Starry, and (iv) Work Product will not contain any Restricted Third Party Software not approved for use by Starry.

ii.

Contractor also warrants that as of the date of Starry’s acceptance of Services pursuant to Section 3.5 of this Agreement and/or a SOW (i) Services will conform to the SOW specifications, Acceptance Criteria and Documentation, and (ii) if Work Product are used in combination with other Starry software, hardware or firmware, the Work Product will properly operate with such software, hardware or firmware.

iii.

Contractor will immediately notify Starry by telephone (followed within 24 hours by written confirmation) of any Work Product which fails to comply with applicable local, state and federal laws and regulations, including, safety rules or standards of any government agency or which contains a defect which could present a substantial risk to the health of the public or the environment.

(b)

Non-Infringement Warranty. Contractor warrants that (i) it has and shall have all rights, titles, licenses, Intellectual Property, permissions and approvals necessary in connection with its performance of the Services under this Agreement and SOWs and to grant Starry the rights granted hereunder; (ii) Starry’s exercise of its rights under this Agreement and the proper use of the Services and Work Product will not infringe, misappropriate or otherwise violate any Intellectual Property right worldwide or other right of any third Party worldwide, including property, contractual, employment, copyright, patent, trade secret, trademark or nondisclosure rights; and (iii) the Services and any Work Product created by Contractor and delivered to Starry through the Services do not and shall not infringe, violate, trespass or in any manner contravene or breach any patent, copyright, trademark, licence or other Intellectual Property or proprietary right or constitute the unauthorised use or misappropriation of any trade secret of any third Party, or use or incorporate any Restricted Third Party Software not approved for use by Starry.

(c)

Virus and Malicious Code Warranty. Contractor warrants that the Work Product will be free from any viruses, worms, disabling programming codes, instructions or other such items that may threaten, infect, damage, disable or otherwise interfere with Starry’s permitted use of the Work Product, including, but not limited to restricting, disabling, limiting or otherwise impairing the performance of a Starry system or allowing Contractor or any unauthorized third Party to monitor or gain access to any Starry system.

(d)

Organization; Compliance with Laws; Permits. Contractor warrants that it is in good standing in the state of its formation and is qualified to do business as a foreign entity in each of the other states in which it is providing Services hereunder. Contractor warrants that it will comply with all applicable laws, orders, codes and regulations in the performance of this Agreement and any SOW. Contractor warrants that the Services and Work Product will comply with all applicable laws, orders, codes and regulations. Contractor will obtain and keep current, at its expense, all governmental permits, certificates and licenses (including professional licenses, if applicable) necessary for Contractor to perform the Services or provide the Work Product.

(e)

Litigation. As of the Effective Date, there are no actions, suits or proceedings pending, or to the knowledge of Contractor threatened, against Contractor alleging infringement, misappropriation or other violation of any Intellectual Property rights related to any product, Work Product or Service contemplated by this Agreement.

(f)

Intellectual Property Agreement. Contractor agrees that it will not, at any time during or after the term, (i) do anything that may adversely affect the validity or enforceability of any Intellectual Property right belonging to or licensed to Starry (including any act, or assistance to any act, that may infringe or lead to the infringement of any Intellectual Property right in any product or service of Starry), (ii) exercise, or attempt to exercise, any Intellectual Property right in any product or service of Starry, other than as expressly set forth herein and in any other written agreement that may be entered into between the parties, (iii) modify, adapt, translate, create derivative works of, translate, copy, reverse engineer, re-engineer, decompile, reverse compile, or disassemble any Intellectual Property right belonging to or licensed to Starry, nor attempt to discover or create the source code from the object code for any Intellectual Property right belonging to or licensed to Starry; (iv) use any Intellectual Property right belonging to or licensed to Starry for its benefit or the benefit of any other person or entity, or (v) cause, assist or permit any third Party to do any of the foregoing.

(g)

Breach of Warranty. If there is a breach of Section 6 by Contractor with respect to the Work Product or Services, Starry may terminate this Agreement and/or any SOW and may exercise all remedies permitted under this Agreement.

7.    MUTUAL REPRESENTATIONS AND WARRANTIES.

(a)	Formation; Authorization; Litigation.

Each Party represents and warrants that:

i.	it is validly existing and in good standing, and is qualified to do business, in each jurisdiction where it will conduct business under this Agreement;

ii.	the signing, delivery and performance of this Agreement by the Party has been properly authorized; and

iii.

no claims, actions or proceedings are pending or, to the knowledge of the Party, threatened against or affecting the Party that may, if adversely determined, reasonably be expected to have a material adverse effect on the Party’s ability to perform its obligations under this Agreement.

(b)	No Violations; Approvals.

Each Party represents and warrants that:

i.	will not violate any existing law, regulation, order, determination or award of any governmental authority or arbitrator, applicable to the Party;

ii.	will not violate or cause a breach of the terms of the Party’s governing documents or of any material agreement that binds the Party; and

iii.	will not require approval or filing with any governmental authority.

(c)

Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with applicable law

8.    DISPUTE RESOLUTION. In the event that any dispute arises in connection with this MSA, each Party agrees to use its reasonable best efforts to resolve the dispute informally by submitting written notice to the other Party containing a summary of the disputed issue. Each Party shall designate a knowledgeable, responsible representative to meet and negotiate in good faith in an attempt to resolve the issue. In the event the Parties are unable to agree to a resolution of the issue through the informal process set forth above within thirty (30) days of submission of the written notice of dispute, then the dispute shall be settled by binding arbitration according to the rules of the American Arbitration Association. The number of arbitrators will be one. The arbitration will be held in Boston, Massachusetts and the laws of the Commonwealth of Massachusetts will apply. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereto. The prevailing Party in any such action, as determined by the arbitrator in his decision, shall be entitled to receive payment for their attorney’s fees and costs, including arbitrator’s fees.

9.    TERM OF MSA. This MSA shall become effective upon execution by Contractor and Starry and shall continue in force and effect until terminated as provided herein.

10.    TERMINATION OF MSA. Either Party may terminate this MSA at any time upon 30 days prior written notice to the other Party, provided that if Contractor is the terminating Party or unless Starry expressly specifies that otherwise in its notice of termination, then any Work in progress pursuant to an SOW on the effective date of such termination shall continue until its completion to Starry’s satisfaction and the applicable SOW shall continue to be controlled and governed by this MSA.

11.    TERMINATION OF A SOW. Starry may at any time and for any reason immediately cancel any SOW, in whole or in part, by giving written notice to Contractor. If Contractor is not in default at the time of such cancellation, Starry shall pay Contractor for Work actually provided by Contractor to the termination date specified in the cancellation notice. If Contractor is in default at the time of cancellation, Starry shall pay Contractor for Work actually provided by Contractor up to the termination date specified in the cancellation notice, less any amount of damages incurred as a result of Contractor’s default.

12.    EFFECT OF TERMINATION.

(a)

Termination of this Agreement or any SOW or both is without prejudice to any other right or remedy of the parties. Termination of this Agreement or any SOW or both for any reason does not release either Party from any liability which, at the time of termination, has already accrued to the other Party, or which may accrue in respect of any act or omission before termination or from any obligation which is expressly stated to survive the termination. Termination of an SOW shall not apply to any other SOW or this Agreement not so terminated.

(b)

Upon termination or expiration of a SOW or this Agreement or both, Contractor will (i) at Starry’s option, return Starry-Owned Property applicable to the Services performed under such SOW (or in the case of a termination of this Agreement, all Starry-Owned Property) at its own expense to locations designated by Starry within fifteen (15) calendar days after the effective date of termination or expiration or work with Starry to ensure the smooth transition of Services to a third Party; (ii) deliver to Starry all Work Product, including any in progress at the time of termination; (iii) repay all monies paid in advance for Services not yet supplied or that have not been accepted by Starry; (iv) if applicable, invoice Starry for any final amounts due under the terminated SOWs within thirty (30) calendar days after the effective date of termination or expiration; and (v) if requested by Starry, negotiate in good faith to assign any material third Party software license or other agreements necessary to the Services.

13.    CONTINUITY OF SERVICES. Contractor acknowledges that the performance of its obligations, including without limitation any Services, pursuant to this Agreement and any SOW is critical to the business and operations of Starry and Starry Affiliates. Accordingly, in the event of a dispute between Starry or an Starry Affiliate and Contractor, Contractor shall continue to perform its obligations, including without limitation the Services, under this Agreement and any SOW in good faith during the resolution of such dispute unless and until this Agreement or the applicable SOW is terminated in accordance with the provisions hereof. Contractor will not take or omit any action that would reasonably be foreseen to disrupt the continuing orderly transaction of Starry’s business.

14.    INDEPENDENT CONTRACTOR. Neither Contractor nor its subcontractors, nor the employees or agents of any of them, shall be deemed to be Starry employees or agents, it being understood that Contractor and its subcontractors are independent for all purposes and at all times, and Contractor shall be wholly responsible for withholding and payment of all federal, state and local income and other payroll taxes with respect to its employees, including contributions from them and as required by law. Contractor further acknowledges and agrees that it retains full right of control and supervision over the performance of the Work and the full right of control over the employment, direction, means, methods, assignment, compensation and discharge of all of its employees and agents.

15.    CONFIDENTIALITY

(a)	CONFIDENTIAL INFORMATION.

Each Party acknowledges that while performing its obligations under this Agreement and SOWs it may have access to the other Party’s Confidential Information (as defined below). With respect to all Confidential Information, the parties agree as follows:

i.

“Confidential Information” means information and related materials that is identified as confidential (or to a reasonable person, would be expected to be confidential) including, but not limited to: information regarding prior, current or prospective customers, marketing strategies, prior, current or prospective business plans, company competitive strengths and weaknesses, financials, pricing, and products that relate to the business, products, software, services or research or development of such company or its respective affiliates, subsidiaries, contractors, distributors, customers, employees, agents, representatives, independent contractors or other business relations; internal business information (including historical, current and projected financial information, business plans and budgets and information relating to strategic and staffing plans and practices, training, marketing, hiring, promotional and sales plans, events and practices, cost, rate and pricing structures and accounting and business methods); identities of, individual requirements of, specific contractual arrangements with, and information regarding such company’s or any of its affiliates’ or subsidiaries’ Contractors, distributors, customers, independent contractors, in each case, prior, current or prospective, or other business relations or their confidential information; trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and databases relating thereto; inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or copyrightable); any and all other Intellectual Property rights; financial information or projections; business trends; lists of and information about contractors, dealers, potential customers, and associated statistical and financial information; designs, specifications and uses of products and services; information about clients or customers that contains personally identifiable information (e.g. zip codes or aggregate statistical data) or protected health information; product research. “Confidential Information” also includes the terms of this Agreement and SOWs and the subject matter of the Parties’ discussions. As used in this Agreement, Customer Data shall also be deemed to be Confidential Information. Confidential Information does not include information that is: (a) disclosed to the receiving Party before negotiations leading up to this Agreement without (i) breach of any duty of confidentiality by the receiving Party or a third Party from whom such information as disclosed; (b) obtained by the receiving Party from a third Party not under an obligation of confidentiality; (c) generally known to the public through no act or fault on the part of the receiving Party or a third Party under an obligation of confidentiality; or (d) independently developed by the receiving Party without any reliance on the disclosing Party’s Confidential Information.

ii.

The receiving Party may use the disclosing Party’s Confidential Information only to, in the case of Contractor, perform its obligations under this Agreement and SOWs, and in the case of Starry, use the Services and Work Product. The receiving Party must use at least the same care to protect the disclosing Party’s Confidential Information as it uses to protect its own Confidential Information. In no event will the receiving Party fail to use reasonable care to avoid unauthorized use, including disclosure, loss, or alteration of the disclosing Party’s Confidential Information.

iii.

Starry may disclose Contractor’s Confidential Information to Starry affiliates and representatives, if they have a need to know solely in connection with this Agreement and SOWs, provided such persons have an obligation to protect the Confidential Information that is at least as restrictive as this Agreement. Contractor may disclose Starry’s Confidential Information to Contractor’s personnel if they have a need to know solely in connection with this Agreement and SOWs, provided such persons have an obligation to protect the Confidential Information that is at least as restrictive as this Agreement.

iv.	Neither Party will disclose to the other Party any confidential information of a third Party without such third Party’s consent.

v.

Upon cessation of work or written request, the receiving Party will immediately return or destroy, at its option, all Confidential Information of the disclosing Party. Upon request of the disclosing Party, the receiving Party will certify that the disclosing Party’s Confidential Information has been returned or destroyed, provided, however that the receiving Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder or for archival purposes. Notwithstanding the foregoing, the receiving Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by the receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose.

vi.

The receiving Party may disclose the disclosing Party’s Confidential Information to the extent required by law; but, if legally permitted, the receiving Party must give the disclosing Party prompt written notice of the disclosure so that the disclosing Party may object and seek to obtain a protective order, and any required disclosure despite such objection shall be limited to the Confidential Information so required to be disclosed.

(b)

Equitable Relief. Each Party agrees that the wrongful disclosure of Confidential Information by the receiving Party may cause irreparable injury that is inadequately compensable in monetary damages. Accordingly, either Party may seek injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this Section in addition to any other remedies in law or equity.

(c)

Information Security. To protect Starry’s Confidential Information from unauthorized use, including disclosure, loss or alteration, Contractor will adhere to Starry’s data security requirements while on its premises or when accessing Starry’s systems. Without limiting the general obligations specified above, Contractor agrees to comply with the requirements in the attached Exhibit B (“Data Security Requirements”).

(d)

No Publicity or Marketing. Contractor will not, without Starry’s written consent, issue any news release, announcement, denial or confirmation of this Agreement or any SOW hereunder or in any other manner advertise or publish this Agreement or its terms and conditions or any SOW or its terms or conditions. Contractor may not publish Starry’s name or graphic logo on any website, printed brochure or other material. Nothing in this Agreement is intended to imply that Starry will agree to any publicity whatsoever. Starry may, in its sole discretion, withhold consent to any publicity. In addition, nothing in this Agreement grants Contractor the right to use any trademarks, trade names or logos proprietary to Starry.

(e)

Personal Information. Starry does not intend to disclose to Contractor any nonpublic personally identifiable information (as defined from time to time in any applicable state or federal law) about its clients or customers, including, but not limited to, name, address, social security number, financial account information, driver’s license number, protected health information, telephone number, account number, or the fact that a client or customer does business with Starry (“Personal Information”). In the event of any inadvertent receipt of Personal Information by Contractor or Contractor’s ability to access any Personal Information under this Agreement, Contractor shall immediately return such information to Starry. In addition, Contractor agrees it will not access, copy or duplicate any Personal Information it may encounter and will not take any computer hardware or files containing Personal Information outside of Starry’s facility, except as directed by Starry. In no event shall Contractor transmit or otherwise provide Starry with any Personal Information without providing Starry with at least thirty (30) days prior written notice. In the event that Contractor provides Starry (either electronically or otherwise) with Personal Information, the risk of loss will only be assumed by Starry upon Starry’s actual receipt of such Personal Information. Contractor agrees to execute any necessary documentation requested by Starry in order to fully comply with this provision or any applicable state or federal law. Any violation of this Section will constitute a material breach of this Agreement.

16.    NON-SOLICITATION. Neither Party shall (absent the other Party’s express written consent) solicit, induce, recruit, employ or encourage, directly or indirectly, any employee of the other Party for a period of [***] following the latter of (i) the termination of this Agreement, or (ii) the termination of the most recent SOW hereunder. Any violation of this Section will constitute a material breach of this Agreement.

17.    INDEMNIFICATION.

(a)

Contractor’s Indemnification Obligations. Contractor will indemnify and defend Starry, Starry’s affiliates, and their Representatives (each, a “Starry Indemnitee”) from and against all claims, damages, losses, liabilities, costs, expenses and reasonable legal fees (“Damages”) incurred by such Starry Indemnitee arising out of or related to (i) Contractor’s breach of Section 6, 7 or Section 15 of this Agreement or negligence or willful misconduct of Contractor under or related to this Agreement or SOWs; (ii) that the Services or Work Product and any resulting use or sale of any Services or Work Product constitute an infringement of any Intellectual Property right of any third Party; (iii) any personal property damage or bodily damage caused by Contractor, Contractor’s personnel or the Work Product during its proper use, and (iv) content in the Work Product or Documentation that is obscene or pornographic, or other content therein where the nature or type of such content would subject Starry to liability under applicable laws (whether in tort, statute or otherwise) if Starry were to use the Work Product and Documentation. Contractor’s indemnification obligation under this Section shall be limited in total and in aggregate to [***].

(b)

Starry’s General Third Party Indemnity. Starry will indemnify and defend Contractor, its affiliates, and their respective directors, officers, agents, employees, successors and permitted assigns (each, a “Contractor Indemnitee”) from and against all Damages incurred by such Contractor Indemnitee arising out of or related to Starry’s breach of Section 7 of this Agreement or any gross negligence or willful misconduct of Starry under or related to this Agreement.

(c)	Indemnification Procedures.

i.

Promptly upon becoming aware of any matter which is subject to the provisions of this Section (a “Claim”), the Party seeking indemnification (the “Indemnified Party”) must give notice of the Claim to the other Party (the “Indemnifying Party”), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party.

ii.

The Indemnifying Party will, at its option, settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party’s prior written consent. The parties will cooperate in the settlement or defense and give each other full access to all relevant information.

iii.

If the Indemnifying Party fails to (i) notify the Indemnified Party of the Indemnifying Party’s intent to take any action within 30 calendar days after receipt of a notice of a Claim, or (ii) proceed in good faith with the prompt resolution of the Claim, the Indemnified Party, with prior written notice to the Indemnifying Party and without waiving any rights to indemnification, including reimbursement of reasonable legal fees and legal costs, may defend or settle the Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party will reimburse the Indemnified Party on demand for all Damages incurred by the Indemnified Party in defending or settling the Claim.

iv.

Neither Party is obligated to indemnify and defend the other with respect to a Claim (or portions of a Claim) if the Indemnified Party fails to promptly notify the Indemnifying Party of the Claim and fails to provide reasonable cooperation and information to defend or settle the Claim (at the Indemnifying Party’s expense) and only to the extent that, the failure materially prejudices the Indemnifying Party’s ability to satisfactorily defend or settle the Claim.

18.    LIMITATION OF LIABILITY. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. “CONSEQUENTIAL DAMAGES” SHALL INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS, LOST REVENUES AND LOST BUSINESS OPPORTUNITIES, WHETHER THE OTHER PARTY WAS OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF THESE DAMAGES. STARRY’S TOTAL LIABILITY TO CONTRACTOR OR TO ANY THIRD PARTY FOR ALL CLAIMS, LOSSES, COSTS, FINES, SETTLEMENTS, PENALTIES OR DAMAGES, INCLUDING COURT COSTS AND REASONABLE ATTORNEY’S FEES ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING ALL STATEMENTS OF WORK) OR THE SERVICES (COLLECTIVELY, “CLAIMS”) SHALL NOT EXCEED THE TOTAL AMOUNT PAID BY STARRY TO CONTRACTOR FOR THE PARTICULAR SERVICES WHICH GAVE RISE TO THE CLAIMS. TO THE EXTENT CERTAIN JURISDICTIONS GOVERNING THIS AGREEMENT LIMIT THE EXCLUSION OF DAMAGES OR LIMITATION OF LIABILITY HEREUNDER OR OTHERWISE RENDER ANY PART OF THE EXCLUSIONS OF DAMAGES OR LIMITATIONS OF LIABILITY ENFORCEABLE, THE ABOVE EXCLUSIONS AND LIMITATIONS SHALL BE MODIFIED TO THE MAXIMUM EXTENT PERMITTED BY LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.

19.    NOTICE. Any notice, demand, consent, election, offer, approval, or request (collectively, a “Notice”) required pursuant to the Agreement must be in writing and either: (i) delivered via email to the email address of the relevant Party set forth below under such Party’s signature with a copy sent via email to the same email address the following day if the recipient does not reply to the first email acknowledging its receipt; (ii) delivered personally; or (iii) sent by a nationally-recognized overnight delivery courier to the address of the relevant Party set forth below under such Party’s signature. Notice shall be deemed given: (a) if sent via email, the earlier of the day the recipient replies to the email acknowledging its receipt or the business day following the date that the second email is sent; (b) when received if delivered personally; or (c) upon the business day following mailing if sent by overnight delivery courier.

20.    FORCE MAJEURE.

(a)

If a Force Majeure Event occurs, the Party that is prevented by that Force Majeure Event from performing any one or more obligations under this agreement (the “Nonperforming Party”) will be excused from performing those obligations, on condition that it complies with its obligations under Section 20(c).

(b)

For purposes of this agreement, “Force Majeure Event” means, with respect to a Party, any event or circumstance, regardless of whether it was foreseeable, that was not caused by that Party and that prevents a Party from complying with any of its obligations under this agreement, on condition that that Party that uses reasonable efforts to do so, except that a Force Majeure Event will not include any a strike or other labor unrest that affects only one Party; an increase in prices; the Covid-19 pandemic and rules and regulations related thereto; or a change of law that does not fully prevent a Party’s compliance with its obligations under this Agreement.

(c)

Upon occurrence of a Force Majeure Event, the Nonperforming Party shall promptly notify the other Party of occurrence of that Force Majeure Event, its effect on performance, and how long that Party expects it to last. Thereafter the Nonperforming Party shall update that information as reasonably necessary. During a Force Majeure Event, the Nonperforming Party shall use reasonable efforts to limit damages to the Performing Party and to resume its performance under this agreement.

21.    COUNTERPARTS; ELECTRONIC DELIVERY. This MSA may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. The exchange of copies of this MSA and of signature pages by facsimile or electronic mail in “.pdf” form constitutes effective execution and delivery of this MSA and may be used in lieu of the original MSA for all purposes. Signatures of the Parties so transmitted shall be deemed to be their original signatures for all purposes

22.    AMENDMENT; ENTIRE AGREEMENT. This MSA contains the entire agreement of the Parties and shall not be amended or modified without specific written provision to that effect signed by both Parties. No oral statement of any person whosoever shall modify the terms of this MSA or any SOW.

23.    GOVERNING LAW. It is understood and agreed that this MSA and all of the rights and obligations of the parties hereunder shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to conflicts of law principles.

24.    WAIVER AND SEVERABILITY. The waiver of a breach of any term or condition of this Agreement or a SOW will not constitute the waiver of any other breach of the same or any other term. To be enforceable, a waiver must be in writing signed by a duly authorized representative of the waiving Party. If any provision of this Agreement or a SOW is held to be unenforceable, the remaining provisions will remain in effect and the parties will negotiate in good faith a substantively comparable enforceable provision to replace the unenforceable provision.

25.    ASSIGNMENT. Contractor may not assign this MSA, in whole or in part without the prior written consent of Starry. This MSA shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns. The Parties do not intend that any other person or entity be considered to be a third-Party beneficiary to this MSA

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this MSA under seal as of the date last written below.

STARRY, INC.		ABSIDE NETWORKS, INC.

By:	/s/ Joseph Lipowski	By:	/s/ Laurent Perraud
Name:	Joseph Lipowski	Name:	Laurent Perraud
Title:	Chief Technology Officer	Title:	CEO

Date:	12/08/2021	Date:	12/08/2021

Email for Notice: legalteam@starry.com		Primary Contact: Laurent Perraud, CEO and CTO

Address for Notice:		Email for Notice: laurent.perraud@abside-networks.com

38 Chanucy Street, Suite 200		Address for Notice:
Boston, MA 02111
Attn: General Counsel		2353 Main St., Suite 305
Concord, MA 01742-3833

Exhibit A

Change Order Form

SOW Name:

Starry Point of Contact:	Title:

Phone:	Email:

Expected Start Date:

Expected Completion Date:

Original Starry PO#:	Original Starry PO Amount (US$):

New Starry PO#:	Additional PO Amount (US$):

Change Scope of Work:

•	Listing of changes to services, deliverables, timeline, etc.

Additional Notes and Instructions:

Starry Project Manager Review:

Review Date:	Approval Date:

Approved and Accepted:

STARRY, INC.	ABSIDE NETWORKS, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: